              CERTIFICATION PURSUANT TO RULE 13A-14(B) UNDER THE
              SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF
                 CHAPTER 63 OF TITLE 18 OF UNITED STATES CODE

     We, John Bush and Irene J. Marino, do hereby certify that:

     1. This annual report of PerfectData Corporation containing the financial statements for the years ended March 31, 2005 and 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C.
78m) and

     2. The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of
PerfectData Corporation.

Date: February 1, 2006

                                         /s/ John Bush
                                             ----------
                                             John Bush
                                             President and
                                             Chief Executive Officer

                                         /s/ Irene J. Marino
                                             ---------------
                                             Irene J. Marino
                                             Vice President, Finance,
                                             Chief Financial Officer and
                                             Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be retained by PerfectData
Corporation and furnished to the Securities and Exchange Commission or its staff upon request.